EXHIBIT 99.2

WRKCo Inc.

WestRock Company

Offer to Exchange up to $500,000,000 3.000% Senior Notes due 2024 and the guarantees thereof for a Like Principal Amount of 3.000% Senior Notes due 2024 and the guarantees thereof which have been registered under the Securities Act of 1933 (the “2024 Notes Exchange Offer”);

Offer to Exchange up to $600,000,000 3.750% Senior Notes due 2025 and the guarantees thereof for a Like Principal Amount of 3.750% Senior Notes due 2025 and the guarantees thereof which have been registered under the Securities Act of 1933 (the “2025 Notes Exchange Offer”);

Offer to Exchange up to $750,000,000 4.650% Senior Notes due 2026 and the guarantees thereof for a Like Principal Amount of 4.650% Senior Notes due 2026 and the guarantees thereof which have been registered under the Securities Act of 1933 (the “2026 Notes Exchange Offer”);

Offer to Exchange up to $500,000,000 3.375% Senior Notes due 2027 and the guarantees thereof for a Like Principal Amount of 3.375% Senior Notes due 2027 and the guarantees thereof which have been registered under the Securities Act of 1933 (the “2027 Notes Exchange Offer”);

Offer to Exchange up to $600,000,000 4.000% Senior Notes due 2028 and the guarantees thereof for a Like Principal Amount of 4.000% Senior Notes due 2028 and the guarantees thereof which have been registered under the Securities Act of 1933 (the “2028 Notes Exchange Offer”); and

Offer to Exchange up to $750,000,000 4.900% Senior Notes due 2029 and the guarantees thereof for a Like Principal Amount of 4.900% Senior Notes due 2029 and the guarantees thereof which have been registered under the Securities Act of 1933 (the “2029 Notes Exchange Offer” and, together with the 2024 Notes Exchange Offer, the 2025 Notes Exchange Offer, the 2026 Notes Exchange Offer, the 2027 Notes Exchange Offer and the 2028 Notes Exchange Offer, the “exchange offers” and each an “exchange offer”).

Pursuant to the Prospectus or the Canadian Offering Memorandum (as applicable), dated January 16, 2019

To Our Clients:

Enclosed for your consideration is a prospectus, dated January 16, 2019 (the “Prospectus”), or a separate Canadian offering memorandum dated January 16, 2019 (the “Canadian Offering Memorandum”), as applicable, and the related letter of transmittal (the “Letter of Transmittal”), relating to the offer of WRKCo Inc., a Delaware corporation (the “Issuer”), and WestRock Company, a Delaware corporation (“Parent”) to exchange $500,000,000 aggregate principal amount of the Issuer’s outstanding, unregistered 3.000% Senior Notes due 2024 (the “Original 2024 Notes”) and the guarantees thereof for an equivalent amount of registered 3.000% Senior Notes due 2024 (the “Exchange 2024 Notes”) and the guarantees thereof, $600,000,000 aggregate principal amount of the Issuer’s outstanding, unregistered 3.750% Senior Notes due 2025 (the “Original 2025 Notes”) and the guarantees thereof for an equivalent amount of registered 3.750% Senior Notes due 2025 (the “Exchange 2025 Notes”) and the guarantees thereof, $750,000,000 aggregate principal amount of the Issuer’s outstanding, unregistered 4.650% Senior Notes due 2026 (the “Original 2026 Notes”) and the guarantees thereof for an equivalent amount of registered 4.650% Senior Notes due 2026 (the “Exchange 2026 Notes”) and the guarantees thereof, $500,000,000 aggregate principal amount of the Issuer’s outstanding, unregistered 3.375% Senior Notes due 2027 (the “Original 2027 Notes”) and the guarantees thereof for an equivalent amount of registered 3.375% Senior Notes due 2027 (the “Exchange 2027 Notes”) and the guarantees thereof, $600,000,000 aggregate principal amount of the Issuer’s outstanding, unregistered 4.000% Senior Notes due 2028 (the “Original 2028 Notes”) and the guarantees thereof for an equivalent amount of registered 4.000% Senior Notes due 2028 (the “Exchange 2028 Notes”) and the guarantees thereof and $750,000,000 aggregate principal amount of the Issuer’s outstanding, unregistered 4.900% Senior Notes due 2029 (the “Original 2029 Notes” and, together with the Original 2024 Notes, the Original 2025 Notes, the Original 2026 Notes, the Original 2027 Notes and the Original 2028 Notes, the “Original Notes” and each an “Original Note”) and the guarantees thereof for an equivalent amount of registered 4.900% Senior Notes due 2029 (the “Exchange 2029 Notes” and, together with the Exchange 2024 Notes, the Exchange 2025 Notes, the Exchange 2026 Notes, the Exchange 2027 Notes and the Exchange 2028 Notes, the “Exchange Notes” and each an “Exchange Note”) and the guarantees thereof. The Exchange Notes will be guaranteed by Parent, WestRock MWV, LLC, a Delaware limited liability company (“WRK MWV”) and WestRock RKT, LLC, a Georgia limited liability company (“WRK RKT” and, together with WRK MWV, the “Subsidiary Guarantors” and, together with WRK MWV and Parent, the “Guarantors”). The Original Notes and the Exchange Notes are sometimes referred to in this letter together as the “Notes” and all references to the Notes include references to the related guarantees. Capitalized terms not defined herein shall have the meaning ascribed to them in the Prospectus or the Canadian Offering Memorandum, as applicable.

The exchange offers are intended to satisfy certain obligations of the Issuer contained in the Registration Rights Agreement, dated as of August 24, 2017, relating to the Original 2024 Notes and Original 2027 Notes, among the Issuer, the Subsidiary Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), J.P. Morgan Securities LLC, SMBC Nikko Securities America, Inc. (“SMBC”), TD Securities (USA) LLC, HSBC Securities (USA) Inc. (“HSBC”), MUFG Securities Americas Inc. (“MUFG”) and Rabo Securities USA, Inc. (“Rabo”), as representatives of the initial purchasers named therein, in the Registration Rights Agreement, dated March 6, 2018, relating to the Original 2025 Notes and Original 2028 Notes, among the Issuer, the Subsidiary Guarantors and Wells Fargo Securities, LLC (“Wells Fargo”), Merrill Lynch, Mizuho Securities USA LLC, MUFG, Scotia Capital (USA) Inc., SMBC and SunTrust Robinson Humphrey, Inc., as representatives of the initial purchasers named therein, and in the Registration Rights Agreement, dated December 3, 2018, relating to the Original 2026 Notes and Original 2029 Notes, among the Issuer, the Guarantors and Merrill Lynch, HSBC, Rabo, SMBC and Wells Fargo, as representatives of the initial purchasers named therein. As set forth in the Prospectus and the Canadian Offering Memorandum, the terms of the Exchange Notes are substantially identical to the terms of the corresponding series of the Original Notes, except that the Exchange Notes are registered under the Securities Act and the transfer restrictions, registration rights and payment of additional interest in case of non-registration applicable to the Original Notes do not apply to the Exchange Notes.

This material is being forwarded to you as the beneficial owner of the Original Notes carried by us for your account but not registered in your name. A tender of such Original Notes may only be made by us as the holder of record and pursuant to your instructions, unless you obtain a properly completed bond power from us or arrange to have the Original Notes registered in your name.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Original Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus or the Canadian Offering Memorandum (as applicable) and Letter of Transmittal.

Please forward your instructions to us as promptly as possible in order to permit us to tender the Original Notes on your behalf in accordance with the provisions of the exchange offers. The exchange offers will expire at 12:00 a.m., New York City time, on February 13, 2019, subject to the Issuer’s right to extend the expiration date for any exchange offer (such date and time, the “Expiration Date”). Any Original Notes tendered pursuant to the exchange offers may be withdrawn any time prior to the Expiration Date.

Your attention is directed to the following:

1.	The exchange offers are for any and all Original Notes.

2.

The exchange offers are subject to certain conditions set forth in the Prospectus or the Canadian Offering Memorandum (as applicable) in the section captioned “The Exchange Offers—Conditions to the Exchange Offers.”

3.	The exchange offers expire at 12:00 a.m., New York City time, on the Expiration Date, unless extended by the Issuer.

If you wish to have us tender your Original Notes, please instruct us to do so by completing, executing and returning to us the instruction form on the back of this letter. If you are a beneficial owner resident in Canada, you must complete and deliver to us with your instructions the section of this notice titled “Appendix A—Canadian Residents”.

The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Original Notes, unless you obtain a properly completed bond power from us or arrange to have the Original Notes registered in your name.

INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFERS

The undersigned acknowledge(s) receipt of this letter and the enclosed materials referred to herein relating to the exchange offers made by the Issuer with respect to the Original Notes.

This will instruct you to tender the Original Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus or the Canadian Offering Memorandum (as applicable) and the related Letter of Transmittal.

Please tender the Original 2024 Notes held by you for the account of the undersigned as indicated below:

☐	Please tender the Original 2024 Notes held by you for the account of the undersigned as indicated below:
Aggregate Principal Amount of Original 2024 Notes
3.000% Senior Notes due 2024 $
(must be in an amount equal to $2,000 in principal amount or in integral multiples of $1,000 in excess thereof)
☐	Please do not tender any Original 2024 Notes held by you for the account of the undersigned.

Please tender the Original 2025 Notes held by you for the account of the undersigned as indicated below:

☐	Please tender the Original 2025 Notes held by you for the account of the undersigned as indicated below:
Aggregate Principal Amount of Original 2025 Notes
3.750% Senior Notes due 2025 $
(must be in an amount equal to $2,000 in principal amount or in integral multiples of $1,000 in excess thereof)
☐	Please do not tender any Original 2025 Notes held by you for the account of the undersigned.

Please tender the Original 2026 Notes held by you for the account of the undersigned as indicated below:

☐	Please tender the Original 2026 Notes held by you for the account of the undersigned as indicated below:
Aggregate Principal Amount of Original 2026 Notes
4.650% Senior Notes due 2026 $
(must be in an amount equal to $2,000 in principal amount or in integral multiples of $1,000 in excess thereof)
☐	Please do not tender any Original 2026 Notes held by you for the account of the undersigned.

Please tender the Original 2027 Notes held by you for the account of the undersigned as indicated below:

☐	Please tender the Original 2027 Notes held by you for the account of the undersigned as indicated below:
Aggregate Principal Amount of Original 2027 Notes
3.375% Senior Notes due 2027 $
(must be in an amount equal to $2,000 in principal amount or in integral multiples of $1,000 in excess thereof)
☐	Please do not tender any Original 2027 Notes held by you for the account of the undersigned.

Please tender the Original 2028 Notes held by you for the account of the undersigned as indicated below:

☐	Please tender the Original 2028 Notes held by you for the account of the undersigned as indicated below:
Aggregate Principal Amount of Original 2028 Notes
4.000% Senior Notes due 2028 $
(must be in an amount equal to $2,000 in principal amount or in integral multiples of $1,000 in excess thereof)
☐	Please do not tender any Original 2028 Notes held by you for the account of the undersigned.

Please tender the Original 2029 Notes held by you for the account of the undersigned as indicated below:

☐	Please tender the Original 2029 Notes held by you for the account of the undersigned as indicated below:
Aggregate Principal Amount of Original 2029 Notes
4.900% Senior Notes due 2029 $
(must be in an amount equal to $2,000 in principal amount or in integral multiples of $1,000 in excess thereof)
☐	Please do not tender any Original 2029 Notes held by you for the account of the undersigned.

PLEASE SIGN HERE
X:
	(Signature)	(Date)
(Type or Print Name)
(Address)
(Area Code and Telephone Number)
(Tax Identification or Social Security Number)

None of the Original Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Original Notes held by us for your account.

APPENDIX A

CANADIAN RESIDENTS

1.    The beneficial owner is an “accredited investor” as defined in Section 1.1 of National Instrument 45-106 – Prospectus Exemptions (“NI 45-106”) and section 73.3(1) of the Securities Act (Ontario) by virtue of satisfying the applicable criteria indicated in section 3 below.

2.     Please provide the information below:

Legal Name:
Street address:
Municipality (town or city):
Province:
Postal Code:
Telephone number:
E-mail address:
Insider of the Company?	Yes ☐ No ☐
Registrant?	Yes ☐ No ☐

3.     Please mark your initials beside the applicable category or categories of “accredited investor” to which you belong.

Accredited Investor (as defined in NI 45-106 and section 73.3(1) of the Securities Act (Ontario)) means:

(a)	(i) except in Ontario, a Canadian financial institution, or a Schedule III bank; or

(ii) in Ontario, (A) a bank listed in Schedule I, II or III to the Bank Act (Canada); (B) an association to which the Cooperative Credit Association Act (Canada) applies or a central cooperative credit society for which an order has been made under subsection 473(1) of that Act; or (C) a loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative or credit union league or federation that is authorized by a statute of Canada or Ontario to carry on business in Canada or Ontario, as the case may be;

(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

(c)

a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

(d)	a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, except as otherwise prescribed by the regulations;

(e)	an individual registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d);

(e.1)

an individual formerly registered under the securities legislation of a jurisdiction of Canada, other than an individual formerly registered solely as a representative of a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

(f)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;

(g)

a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;

(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

(i)	a pension fund that is regulated by the Office of the Superintendent of Financial Institutions (Canada), a pension commission or similar regulatory authority of a jurisdiction of Canada;

(j.1)	an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds Cdn$5,000,000;

(Note: if individual accredited investors wish to participate in any exchange offer through wholly-owned holding companies or similar entities, such purchasing entities must qualify under section (t) below, which must be initialled.)

(m)	a person, other than an individual or investment fund, that has net assets of at least Cdn $5,000,000 as shown on its most recently prepared financial statements;

(n)	an investment fund that distributes or has distributed its securities only to

(i)	a person that is or was an accredited investor at the time of the distribution,

(ii)	a person that acquires or acquired securities in the circumstances referred to in sections 2.10 (minimum amount investment) or 2.19 (additional investment in investment funds) of NI 45-106, or

(iii)	a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 (investment fund reinvestment) of NI 45-106;

(o)

an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

(p)

a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

(q)

a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction;

(r)

a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;

(t)

a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors (as defined in NI 45-106);

(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser;

(v)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as an accredited investor; or

(w)

a trust established by an accredited investor for the benefit of the accredited investor’s family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor’s spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor’s spouse or of that accredited investor’s former spouse.

DEFINITIONS

In this Appendix A, the following terms have the following meanings:

“affiliate” means an issuer connected with another issuer because

(a)	one of them is the subsidiary of the other, or

(b)	each of them is controlled by the same person;

“bank” means a bank named in Schedule I or II of the Bank Act (Canada);

“Canadian financial institution” means

(a)	an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or

(b)

a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

“close business associate” means that the Subscriber has had sufficient prior business dealings with such individual (where such relationship is direct and extends beyond being merely a member of the same club, organization, association or religious group or a co-worker, colleague or associate at the same workplace or a client, customer or former client or customer or a mere acquaintance or connected through some form of social media or a close business associate of a close business associate of such individual) to be in a position to assess the capabilities and trustworthiness of such individual and to obtain information from them with respect to the investment;

“close personal friend” means that the Subscriber has known such individual well enough and for a sufficient period of time and in a sufficiently close relationship (where such relationship is direct and extends beyond being merely a relative or a member of the same club, organization, association or religious group or a co-worker, colleague or associate at the same workplace or a client, customer or former client or customer or a mere acquaintance or connected through some form of social media or a close personal friend of a close personal friend of such individual) to be in a position to assess the capabilities and the trustworthiness of such individual and to obtain information from them with respect to the investment;

“consultant” means for an issuer, a person, other than an employee, executive officer, or director of the issuer or of a related entity of the issuer, that

(a)	is engaged to provide services to the issuer or a related entity of the issuer, other than services provided in relation to a distribution,

(b)	provides the services under a written contract with the issuer or a related entity of the issuer, and

(c)	spends or will spend a significant amount of time and attention on the affairs and business of the issuer or a related entity of the issuer and includes

(d)	for an individual consultant, a corporation of which the individual consultant is an employee or shareholder, and a partnership of which the individual consultant is an employee or partner; and

(e)

for a consultant that is not an individual, an employee, executive officer, or director of the consultant, provided that the individual employee, executive officer, or director spends or will spend a significant amount of time and attention on the affairs and business of the issuer or a related entity of the issuer;

“control person” means

(a)

a person or company who holds a sufficient number of the voting rights attached to all outstanding voting securities of an issuer to affect materially the control of the issuer, and if a person or company holds more than 20% of the voting rights attached to all outstanding voting securities of an issuer, the person or company is deemed, in the absence of evidence to the contrary, to hold a sufficient number of the voting rights to affect materially the control of the issuer, or

(b)

each person or company in a combination of persons or companies acting in concert by virtue of an agreement, arrangement, commitment or understanding, who holds in total a sufficient number of the voting rights attached to all outstanding voting securities of an issuer to affect materially the control of the issuer, and if a combination of persons or companies holds more than 20% of the voting rights attached to all outstanding voting securities of an issuer, the combination of persons or companies is deemed, in the absence of evidence to the contrary, to hold a sufficient number of the voting rights to affect materially the control of the issuer;

“director” means

(a)	a member of the board of directors of a company or an individual who performs similar functions for a company, and

(b)	with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company;

“eligibility adviser” means

(a)	a person that is registered as an investment dealer and authorized to give advice with respect to the type of security being distributed, and

(b)

in Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not:

(i)	have a professional, business or personal relationship with the issuer, or any of its directors, executive officers, founders, or control persons, and

(ii)

have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

“executive officer” means, for an issuer, an individual who is

(a)	a chair, vice-chair or president,

(b)	a vice-president in charge of a principal business unit, division or function including sales, finance or production, or

(c)	performing a policy-making function in respect of the issuer;

“financial assets” means

(a)	cash,

(b)	securities, or

(c)	a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

“foreign jurisdiction” means a country other than Canada or a political subdivision of a country other than Canada;

“founder” means, in respect of an issuer, a person who,

(a)	acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and

(b)	at the time of the distribution or trade is actively involved in the business of the issuer;

“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

“holding entity” means a person that is controlled by an individual;

“individual” means a natural person, but does not include

(a)	a partnership, unincorporated association, unincorporated syndicate, unincorporated organization or a trust, or

(b)	a natural person in the person’s capacity as trustee, executor, administrator or other legal personal representative;

“insider” means:

(a)	a director or officer of the Corporation;

(b)	a director or officer of a person or company that is itself an insider or subsidiary of the Corporation;

(c)	a person or company that has

(i)	beneficial ownership of, or control or direction over, directory or indirectly, or

(ii)	a combination of beneficial ownership of and control or direction over, directly or indirectly,

securities of the Corporation carrying more than 10% of the voting rights attached to all of the Corporation’s outstanding voting securities, excluding, for the purpose of the calculation of the percentage held, any securities held by the person or company as underwriter in the course of a distribution;

(d)	a person designated as an insider in an order made by a securities commission; or

(e)	a person that is in a prescribed / designated class of persons;

“investment fund” means a mutual fund or a non-redeemable investment fund, and, for greater certainty in British Columbia, includes an employee venture capital corporation that does not have a restricted constitution, and is registered under Part 2 of the Employee Investment Act (British Columbia) and whose business objective is making multiple investments and a venture capital corporation registered under Part 1 of the Small Business Venture Capital Act (British Columbia) whose business objective is making multiple investments;

“local jurisdiction” means the province or territory of Canada in which the applicable Canadian securities regulatory authority is situate;

“mutual fund” has the meaning ascribed to it under the securities legislation of the local jurisdiction;

“non-redeemable investment fund” means an issuer,

(a)	whose primary purpose is to invest money provided by its securityholders,

(b)	that does not invest:

(i)	for the purpose of exercising or seeking to exercise control of an issuer, other than an issuer that is a mutual fund or a non-redeemable investment fund, or

(ii)	for the purpose of being actively involved in the management of any issuer in which it invests, other than an issuer that is a mutual fund or a non-redeemable investment fund, and

(c)	that is not a mutual fund;

“permitted assign” means, for a person that is an employee, executive officer, director or consultant of an issuer or of a related entity of the issuer,

(a)	a trustee, custodian, or administrator acting on behalf of, or for the benefit of the person,

(b)	a holding entity of the person,

(c)	a RRSP, RRIF or TFSA of the person,

(d)	a spouse of the person,

(e)	a trustee, custodian, or administrator acting on behalf of, or for the benefit of the spouse of the person,

(f)	a holding entity of the spouse of the person, or

(g)	a RRSP, RRIF or TFSA of the spouse of the person;

“person” includes

(a)	an individual,

(b)	a corporation,

(c)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

(d)	an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;

“registrant” means a person registered or required to be registered under any securities legislation in Canada;

“regulator” means, for the local jurisdiction, the person referred to in Appendix D of National Instrument 14-101 and includes: (i) in Alberta, the Executive Director as defined under section 1 of the Securities Act (Alberta), (ii) in Ontario, the Director as defined under section 1 of the Securities Act (Ontario), and (iii) in British Columbia, the Executive Director as defined under section 1 of the Securities Act (British Columbia);

“related entity” means, for an issuer, a person that controls or is controlled by the issuer or that is controlled by the same person that controls the issuer;

“related liabilities” means

(a)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

(b)	liabilities that are secured by financial assets;

“Schedule III bank” means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

“securities regulatory authority” means, for the local jurisdiction, the securities commission or similar regulatory authority listed in Appendix C of National Instrument 14-101, and includes the Alberta Securities Commission, the Ontario Securities Commission and the British Columbia Securities Commission;

“spouse” means an individual who,

(a)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,

(b)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

(c)	in Alberta, is an individual referred to in paragraph (a) or (b), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and

“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

Control

Other than in respect of the definitions of “holding entity” or “related entity” above, a person (first person) is considered to control another person (second person) if

(a)

the first person beneficially owns or, directly or indirectly exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation,

(b)	the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests of the partnership, or

(c)	the second person is a limited partnership and the general partner of the limited partnership is the first person.

In respect of the definitions of “holding entity” and “related entity” above, a person (first person) is considered to control another person (second person) if the first person, directly or indirectly, has the power to direct the management and policies of the second person by virtue of

(a)	ownership of or direction over voting securities in the second person,

(b)	a written agreement or indenture,

(c)	being the general partner or controlling the general partner of the second person, or

(d)	being a trustee of the second person.

All monetary references are in Canadian Dollars.